Exhibit 99.1
STRYKER REPORTS THIRD QUARTER 2022 OPERATING RESULTS

Kalamazoo, Michigan - October 31, 2022 - Stryker (NYSE:SYK) reported operating results for the third quarter of 2022:
Third Quarter Results
•Reported net sales increased 7.7% to $4.5 billion
•Organic net sales increased 9.9%
•Reported operating income margin of 18.0%
•Adjusted operating income margin(1) contracted 310 bps to 22.3%
•Reported EPS increased 87.7% to $2.14
•Adjusted EPS(1) decreased 3.6% to $2.12

	Third Quarter Net Sales Growth Overview
	Reported	Foreign Currency Exchange	Constant Currency	Acquisitions / Divestitures	Organic
MedSurg and Neurotechnology	10.2%	(3.3)%	13.5%	2.7%	10.8%
Orthopaedics and Spine	4.4	(4.3)	8.7	—	8.7
Total	7.7%	(3.7)%	11.4%	1.5%	9.9%
"We delivered strong organic sales growth in the quarter, despite product shortages and disruptions to full return of surgeries," said Kevin A. Lobo, Chair and CEO. "Worsening foreign currency and ongoing inflation, including premiums on spot buys for key components, pressured our adjusted earnings and will impact our full year results. We are taking additional actions to address these persistent issues."
Sales Analysis
Consolidated net sales of $4.5 billion increased 7.7% in the quarter and 11.4% in constant currency. Organic net sales increased 9.9% in the quarter including 10.6% from increased unit volume partially offset by 0.7% from lower prices.
MedSurg and Neurotechnology net sales of $2.6 billion increased 10.2% in the quarter and 13.5% in constant currency. Organic net sales increased 10.8% in the quarter including 9.8% from increased unit volume and 1.0% from higher prices.
Orthopaedics and Spine net sales of $1.9 billion increased 4.4% in the quarter and 8.7% in constant currency. Organic net sales increased 8.7% in the quarter including 11.6% from increased unit volume partially offset by 2.9% from lower prices.
Earnings Analysis
Reported net earnings of $816 million increased 86.3% in the quarter. Reported net earnings per diluted share of $2.14 increased 87.7% in the quarter. Reported gross profit margin and reported operating income margin were 62.1% and 18.0% in the quarter. Reported net earnings include certain items, such as charges for acquisition and integration-related activities, the amortization of purchased intangible assets, asset write-offs and impairments and restructuring-related and other charges, costs to comply with certain medical device regulations, recall-related matters, regulatory and legal matters and tax matters. Excluding the aforementioned items, adjusted gross profit margin(1) was 62.6% in the quarter, and adjusted operating income margin(1) was 22.3% in the quarter. Adjusted net earnings(1) of $810 million decreased 3.8% in the quarter. Adjusted net earnings per diluted share(1) of $2.12 decreased 3.6% in the quarter.
2022 Outlook
Considering our third quarter results, the strong order book for capital equipment and the sales momentum in our implant and capital businesses, we now expect full year 2022 organic net sales growth(2) to be in the range of 8.5% to 9.0%. If foreign currency exchange rates hold near current levels, we now expect net sales in the full year to be adversely impacted by approximately 4% and adjusted net earnings per diluted share(2) to be adversely impacted by approximately $0.35 to $0.40 in the full year. Based on our performance in the third quarter including consideration of continued inflationary pressures, together with our strong sales and additional cost reduction actions, and most significantly, the anticipated future impact of foreign currency, we now expect adjusted net earnings per diluted share(2) in the range of $9.15 to $9.25 per share.
(1) A reconciliation of the non-GAAP financial measures: adjusted gross profit margin, adjusted operating income and adjusted operating income margin, adjusted net earnings and adjusted net earnings per diluted share, to the most directly comparable GAAP measures: gross profit margin, operating income and operating income margin, net earnings and net earnings per diluted share, and other important information accompanies this press release.
(2) We are unable to present a quantitative reconciliation of our expected net sales growth to expected organic net sales growth as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of acquisitions and divestitures and the impact of foreign currency exchange rates. We are unable to present a quantitative reconciliation of our expected net earnings per diluted share to expected adjusted net earnings per diluted share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of restructuring-related and other charges, acquisition-related expenses and fair value adjustments to inventory and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings.

Conference Call on Monday, October 31, 2022
As previously announced, Stryker will host a conference call on Monday, October 31, 2022 at 4:30 p.m., Eastern Time, to discuss the Company's operating results for the quarter ended September 30, 2022 and provide an operational update.
Please register for this conference call at: https://www.netroadshow.com/events/login?show=ef1f360c&confId=40138. After registering, a confirmation will be sent via email, including dial-in details and unique conference call access codes required for call entry. Registration is open throughout the live call. To ensure you are connected prior to the beginning of the call, the Company suggests registering a minimum of 15 minutes before the start of the call.
A simultaneous webcast of the call will be accessible via the Investor Relations page of the Company's website at www.stryker.com. For those not planning to ask a question of management, the Company recommends listening via the webcast. Please allow 15 minutes to register, download and install any necessary software.
Following the conference call, a replay will be available at (866) 813-9403 (Toll Free) or (929) 458-6194 (International). The replay passcode is 382708. An archive of the webcast will also be available on the Company's website two hours after the live call ends.
Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities law that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: the impact on our operations and financial results of the COVID-19 pandemic and any related policies and actions by governments or other third parties; unexpected liabilities, costs, charges or expenses in connection with the acquisition of Vocera Communications, Inc. (Vocera); the effects of the Vocera transaction on the relationships of the parties with employees, customers, other business partners or governmental entities; weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect United States Food and Drug Administration approval of new products, including Vocera products; inflationary pressures; supply chain disruptions; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to recall-related matters; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; costs to comply with medical device regulations; changes in financial markets; changes in the competitive environment; our ability to integrate and realize the anticipated benefits of acquisitions in full or at all or within the expected timeframes, including the acquisition of Vocera; our ability to realize anticipated cost savings; and potential negative impacts resulting from environmental, social and governance (ESG) and sustainability related matters. Additional information concerning these and other factors is contained in our filings with the United States Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that affect the likelihood that actual results will differ from those contained in the forward-looking statements.
Stryker is one of the world's leading medical technology companies and, together with its customers, is driven to make healthcare better. The company offers innovative products and services in Medical and Surgical, Neurotechnology, Orthopaedics and Spine that help improve patient and hospital outcomes. Alongside its customers around the world, Stryker impacts more than 100 million patients annually. More information is available at www.stryker.com.

For investor inquiries please contact:
Jason Beach, Vice President, Investor Relations at 269-385-2600 or jason.beach@stryker.com

For media inquiries please contact:
Yin Becker, Vice President, Chief Corporate Affairs Officer at 269-385-2600 or yin.becker@stryker.com

STRYKER CORPORATION
For the Three and Nine Months September 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)
CONSOLIDATED STATEMENTS OF EARNINGS

	Three Months			Nine Months
	2022	2021	% Change	2022	2021	% Change
Net sales	$4,479	$4,160	7.7%	$13,247	$12,407	6.8%
Cost of sales	1,697	1,518	11.8	4,905	4,484	9.4
Gross profit	$2,782	$2,642	5.3%	$8,342	$7,923	5.3%
% of sales	62.1%	63.5%		63.0%	63.9%
Research, development and engineering expenses	364	306	19.0	1,128	904	24.8
Selling, general and administrative expenses	1,455	1,602	(9.2)	4,704	4,682	0.5
Recall charges	(4)	16	nm	14	98	nm
Amortization of intangible assets	159	144	10.4	469	474	(1.1)
Total operating expenses	$1,974	$2,068	(4.5)%	$6,315	$6,158	2.5%
Operating income	$808	$574	40.8%	$2,027	$1,765	14.8%
% of sales	18.0%	13.8%		15.3%	14.2%
Other income (expense), net	8	(79)	nm	(105)	(241)	(56.4)
Earnings before income taxes	$816	$495	64.8%	$1,922	$1,524	26.1%
Income taxes	—	57	(100.0)	127	192	(33.9)
Net earnings	$816	$438	86.3%	$1,795	$1,332	34.8%
Net earnings per share of common stock:
Basic	$2.16	$1.17	84.6%	$4.75	$3.54	34.2%
Diluted	$2.14	$1.14	87.7%	$4.70	$3.48	35.1%
Weighted-average shares outstanding (in millions):
Basic	378.4	377.1		378.1	376.8
Diluted	381.8	382.7		382.2	382.3

CONDENSED CONSOLIDATED BALANCE SHEETS
	September 30	December 31
	2022	2021
Assets
Cash and cash equivalents	$1,420	$2,944
Marketable securities	77	75
Accounts receivable, net	3,103	3,022
Inventories	3,883	3,314
Prepaid expenses and other current assets	835	662
Total current assets	$9,318	$10,017
Property, plant and equipment, net	2,798	2,833
Goodwill and other intangibles, net	20,046	17,758
Noncurrent deferred income tax assets	1,390	1,760
Other noncurrent assets	2,431	2,263
Total assets	$35,983	$34,631
Liabilities and shareholders' equity
Current liabilities	$4,571	$4,549
Long-term debt, excluding current maturities	12,751	12,472
Income taxes	621	913
Other noncurrent liabilities	1,577	1,820
Shareholders' equity	16,463	14,877
Total liabilities and shareholders' equity	$35,983	$34,631

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Nine Months
	2022	2021
Operating activities
Net earnings	$1,795	$1,332
Depreciation	276	278
Amortization of intangible assets	469	474
Changes in operating assets, liabilities, income taxes payable and other, net	(919)	179
Net cash provided by operating activities	$1,621	$2,263
Investing activities
Acquisitions, net of cash acquired	$(2,563)	$(226)
Purchases of property, plant and equipment	(400)	(319)
Other investing, net	201	—
Net cash used in investing activities	$(2,762)	$(545)
Financing activities
Borrowings (payments) of debt, net	$622	$(1,139)
Payments of dividends	(788)	(713)
Other financing, net	(137)	(225)
Net cash provided by (used in) financing activities	$(303)	$(2,077)
Effect of exchange rate changes on cash and cash equivalents	(80)	(21)
Change in cash and cash equivalents	$(1,524)	$(380)

nm - not meaningful

STRYKER CORPORATION
For the Three and Nine Months September 30
(Unaudited - Millions of Dollars)

SALES GROWTH ANALYSIS
	Three Months				Nine Months
			Percentage Change				Percentage Change
	2022	2021	As Reported	Constant Currency	2022	2021	As Reported	Constant Currency
Geographic:
United States	$3,360	$3,019	11.3%	11.3%	$9,776	$8,903	9.8%	9.8%
International	1,119	1,141	(1.9)	11.7	3,471	3,504	(0.9)	9.1
Total	$4,479	$4,160	7.7%	11.4%	$13,247	$12,407	6.8%	9.6%
Segment:
MedSurg and Neurotechnology	$2,588	$2,349	10.2%	13.5%	$7,560	$6,899	9.6%	12.1%
Orthopaedics and Spine	1,891	1,811	4.4	8.7	5,687	5,508	3.2	6.5
Total	$4,479	$4,160	7.7%	11.4%	$13,247	$12,407	6.8%	9.6%

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Three Months
					United States	International
			Percentage Change
	2022	2021	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
MedSurg and Neurotechnology:
Instruments	$535	$525	1.8%	4.8%	2.3%	—%	14.4%
Endoscopy	590	525	12.4	14.9	14.8	3.1	15.6
Medical	765	636	20.1	22.9	25.8	—	12.7
Neurovascular	294	295	(0.3)	7.6	(2.0)	0.7	13.6
Neuro Cranial	332	299	11.3	13.9	12.7	5.0	19.6
Other	72	69	5.9	6.0	5.8	12.9	16.4
	$2,588	$2,349	10.2%	13.5%	13.2%	1.3%	14.4%
Orthopaedics and Spine:
Knees	$481	$439	9.6%	13.4%	13.7%	(1.7)%	12.3%
Hips	347	328	5.6	11.3	12.4	(5.0)	9.6
Trauma and Extremities	672	639	5.1	9.5	10.4	(7.1)	7.3
Spine	280	282	(1.0)	2.6	2.0	(8.7)	3.9
Other	111	123	(9.2)	(5.6)	(11.2)	(1.7)	15.5
	$1,891	$1,811	4.4%	8.7%	8.6%	(5.4)%	8.8%
Total	$4,479	$4,160	7.7%	11.4%	11.3%	(1.9)%	11.7%

	Nine Months
					United States	International
			Percentage Change
	2022	2021	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
MedSurg and Neurotechnology:
Instruments	$1,626	$1,511	7.6%	9.9%	10.1%	(1.0)%	9.4%
Endoscopy	1,728	1,512	14.3	16.6	16.3	7.2	17.8
Medical	2,095	1,898	10.4	12.4	15.7	(7.3)	1.2
Neurovascular	901	885	1.7	7.1	(1.7)	3.8	12.7
Neuro Cranial	992	890	11.5	13.4	13.2	4.2	14.3
Other	218	203	7.8	7.8	7.3	42.1	45.2
	$7,560	$6,899	9.6%	12.1%	12.7%	1.0%	10.4%
Orthopaedics and Spine:
Knees	$1,445	$1,325	9.1%	12.1%	11.8%	1.6%	12.8%
Hips	1,038	990	4.8	9.2	8.3	(0.7)	10.5
Trauma and Extremities	2,033	1,953	4.1	7.2	7.9	(4.8)	5.6
Spine	849	867	(2.1)	0.6	0.6	(8.5)	0.7
Other	322	373	(13.4)	(10.6)	(16.0)	(4.3)	9.0
	$5,687	$5,508	3.2%	6.5%	6.0%	(3.0)%	7.7%
Total	$13,247	$12,407	6.8%	9.6%	9.8%	(0.9)%	9.1%
Note: The three and nine months 2022 had the same number of selling days as 2021.

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including: percentage sales growth; percentage sales growth in constant currency; percentage organic sales growth; adjusted gross profit; adjusted selling, general and administrative expenses; adjusted research, development and engineering expenses; adjusted operating income; adjusted other income (expense), net; adjusted effective income tax rate; adjusted net earnings; adjusted net earnings per diluted share (Diluted EPS); free cash flow; and free cash flow conversion. We believe these non-GAAP financial measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current and prior year results at the same foreign currency exchange rate. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates, acquisitions and divestitures, which affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year and prior year results at the same foreign currency exchange rate excluding the impact of acquisitions and divestitures. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings. To measure free cash flow, we adjust cash provided by operating activities by the amount of purchases of property, plant and equipment and proceeds from long-lived asset disposals and remove the impact of certain legal settlements and recall payments. To measure free cash flow conversion we divide free cash flow by adjusted net earnings.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, research, development and engineering expenses, operating income, other income (expense), net, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures. The weighted-average diluted shares outstanding used in the calculation of non-GAAP net earnings per diluted share are the same as those used in the calculation of reported net earnings per diluted share for the respective period.

STRYKER CORPORATION
For the Three and Nine Months September 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)
Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
Three Months 2022	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$2,782	$1,455	$364	$808	$8	$816	—%	$2.14
Reported percent net sales	62.1%	32.5%	8.1%	18.0%	0.2%	18.2%
Acquisition and integration-related costs (a)
Inventory stepped-up to fair value	—	—	—	—	—	—	—	—
Other acquisition and integration-related	—	78	—	(78)	—	(82)	2.0	(0.21)
Amortization of purchased intangible assets	—	—	—	159	—	132	0.5	0.34
Restructuring-related and other charges (b)	19	(31)	(8)	58	—	50	—	0.13
Medical device regulations (c)	1	2	(39)	38	—	32	0.1	0.08
Recall-related matters (d)	—	—	—	(4)	—	(4)	—	(0.01)
Regulatory and legal matters (e)	—	(20)	—	20	—	15	0.2	0.04
Tax matters (f)	—	—	—	—	(62)	(149)	11.7	(0.39)
Adjusted	$2,802	$1,484	$317	$1,001	$(54)	$810	14.5%	$2.12
Adjusted percent net sales	62.6%	33.1%	7.1%	22.3%	(1.2)%	18.1%

Three Months 2021	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$2,642	$1,602	$306	$574	$(79)	$438	11.5%	$1.14
Reported percent net sales	63.5%	38.5%	7.4%	13.8%	(1.9)%	10.5%
Acquisition and integration-related costs (a)
Inventory stepped-up to fair value	94	—	—	94	—	73	1.9	0.19
Other acquisition and integration-related	—	(32)	—	32	—	24	0.8	0.06
Amortization of purchased intangible assets	—	—	—	144	—	114	2.0	0.30
Restructuring-related and other charges (b)	20	(158)	—	178	—	165	(2.6)	0.44
Medical device regulations (c)	1	—	(26)	27	—	23	(0.1)	0.06
Recall-related matters (d)	—	—	—	16	—	12	0.3	0.03
Regulatory and legal matters (e)	—	7	—	(7)	—	(7)	0.2	(0.02)
Tax matters (f)	—	—	—	—	—	—	—	—
Adjusted	$2,757	$1,419	$280	$1,058	$(79)	$842	14.0%	$2.20
Adjusted percent net sales	66.3%	34.1%	6.7%	25.4%	(1.9)%	20.2%

Nine Months 2022	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$8,342	$4,704	$1,128	$2,027	$(105)	$1,795	6.6%	$4.70
Reported percent net sales	63.0%	35.5%	8.5%	15.3%	(0.8)%	13.6%
Acquisition and integration-related costs (a)
Inventory stepped-up to fair value	12	—	—	12	—	9	—	0.02
Other acquisition and integration-related	—	(96)	—	96	—	46	1.9	0.12
Amortization of purchased intangible assets	—	—	—	469	—	371	1.7	0.97
Restructuring-related and other charges (b)	29	(113)	(87)	229	—	190	0.4	0.50
Medical device regulations (c)	3	—	(95)	98	—	82	0.1	0.21
Recall-related matters (d)	—	—	—	14	—	10	0.1	0.03
Regulatory and legal matters (e)	—	(53)	—	53	—	39	0.3	0.10
Tax matters (f)	—	—	—	—	(74)	(120)	3.0	(0.31)
Adjusted	$8,386	$4,442	$946	$2,998	$(179)	$2,422	14.1%	$6.34
Adjusted percent net sales	63.3%	33.5%	7.1%	22.6%	(1.4)%	18.3%

Nine Months 2021	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other Income (Expense), Net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$7,923	$4,682	$904	$1,765	$(241)	$1,332	12.6%	$3.48
Reported percent net sales	63.9%	37.7%	7.3%	14.2%	(1.9)%	10.7%
Acquisition and integration-related costs (a)
Inventory stepped-up to fair value	231	—	—	231	—	176	1.4	0.46
Other acquisition and integration-related	—	(264)	—	264	—	204	1.4	0.53
Amortization of purchased intangible assets	—	—	—	474	—	378	1.7	0.99
Restructuring-related and other charges (b)	20	(189)	—	209	11	198	(0.7)	0.52
Medical device regulations (c)	2	—	(70)	72	—	60	0.1	0.16
Recall-related matters (d)	—	—	—	98	—	85	(0.1)	0.22
Regulatory and legal matters (e)	—	16	—	(16)	(3)	(19)	0.2	(0.05)
Tax matters (f)	—	—	—	—	—	26	(1.8)	0.07
Adjusted	$8,176	$4,245	$834	$3,097	$(233)	$2,440	14.8%	$6.38
Adjusted percent net sales	65.9%	34.2%	6.7%	25.0%	(1.9)%	19.7%

(a)	Charges represent certain acquisition and integration-related costs associated with acquisitions including changes in the fair value of contingent consideration.
(b)
Charges represent the costs associated with the termination of sales relationships in certain countries, workforce reductions, elimination of product lines, certain long-lived and intangible asset write-offs and impairments and associated costs and other restructuring-related activities.

(c)	Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union.
(d)	Charges represent changes in our best estimate of the minimum end of the range of probable loss to resolve certain recall-related matters.
(e)	Our best estimate of the minimum of the range of probable loss to resolve certain regulatory or other legal matters and the amount of favorable awards from settlements.
(f)	Benefits and charges represent the accounting impact of certain significant and discrete tax items, including adjustments related to the transfer of certain intellectual properties between tax jurisdictions and certain significant tax audit settlements.

Nine Months	2022	2021
Cash provided by operating activities	$1,621	$2,263
Net earnings	1,795	1,332
Conversion	90.3%	169.9%

Cash provided by operating activities	$1,621	$2,263
Purchases of property, plant and equipment	(400)	(319)
Proceeds from long-lived asset disposals	10	7
Recall payments	26	180
Free cash flow	$1,257	$2,131
Adjusted net earnings	2,422	2,440
Free cash flow conversion	51.9%	87.3%